EXHIBIT 5.1

VEDDER PRICE                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINOIS 60601-1003
                                         312-609-7500
                                         FACSIMILE:  312-609-5005

                                         OFFICES IN CHICAGO, NEW YORK CITY AND
                                         LIVINGSTON, NEW JERSEY

                                         March 4, 2004


Grant Park Futures Fund Limited Partnership
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661

         Re:      Grant Park Futures Fund Limited Partnership
                  Registration Statement on Form S-1
                  ----------------------------------

Dear Ladies and Gentlemen:

         We are acting as special counsel to Grant Park Futures Fund Limited Partnership, an Illinois limited partnership (the "Partnership"), and its general partner, Dearborn Capital Management, an Illinois limited liability company (the "General Partner"), in connection with the filing of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") filed by the Partnership on March 4, 2004. The Registration Statement relates to the offering of up to $50,000,000 in aggregate amount of Class A limited partnership units and $150,000,000 in aggregate amount of Class B limited partnership units (together, the "Units").

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Amended and Restated Certificate of Limited Partnership of the Partnership, and (c) the Third Amended and Restated Limited Partnership Agreement of the Partnership (the "Limited Partnership Agreement"). We have assumed the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the due authorization, execution and delivery to the General Partner of the subscription agreement and power of attorney and the subscription requirements acknowledgment (collectively, the "Subscription Agreement") by each subscriber for Units (the "Subscribers") and all other parties thereto, (ii) the due acceptance by the General Partner of the admission of the Subscribers as limited partners of the Partnership to the Partnership, (iii) the payment by each Subscriber to the Partnership of the full consideration due from it for the Units subscribed to by it, (iv) that the books and records of the Partnership set forth all information required by the Limited Partnership

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VEDDER PRICE

Grant Park Futures Fund Limited Partnership
March 4, 2004
Page 2

Agreement and the Revised Uniform Limited Partnership Act of the State of Illinois, including all information with respect to all persons and entities so accepted as Subscribers when admitted as partners and their contributions to the Partnership, (v) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, and (vi) that the Units are offered and sold as described in the Registration Statement and the Limited Partnership Agreement, the Units, if and when sold to the Subscribers, will represent valid limited partner interests in the Partnership and will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Subscribers, as limited partners, will have no liability in excess of their obligation to make payments provided for in the Limited Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it).

         We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, as currently in effect. This opinion is given as of the date hereof and we assume no obligation to advise of changes that may hereafter be brought to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading "Legal Matters" in the Prospectus included therein.


                                    Very truly yours,


                                    /s/ Vedder, Price, Kaufman & Kammholz, P.C.